 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 22, 2018
OBALON THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001- 37897	20-1828101
(Commission File Number)	(IRS Employer Identification No.)

5421 Avenida Encinas, Suite F Carlsbad, California	92008
(Address of principal executive offices)	(Zip Code)

(760) 795-6558
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01    Entry into a Material Definitive Agreement.
On August 22, 2018, Obalon Therapeutics, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investors named therein (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed to sell an aggregate of 5,494,506 shares of its common stock (the “Shares”) for aggregate gross proceeds of approximately $10.0 million (the “Offering”). The purchase price for each Share was $1.82. The Offering closed on August 23, 2018.
On August 22, 2018, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) within 30 days after the closing of the Offering for purposes of registering the resale of the Shares. The Company also agreed to use its commercially reasonable efforts to cause this registration statement to be declared effective by the SEC within 60 calendar days after the closing of the Offering (90 days in the event the registration statement is reviewed by the SEC). The Company further agreed, among other things, to indemnify the selling holders under the registration statement from certain losses, claims, damages and liabilities and to pay all fees and expenses (excluding underwriting discounts and selling commissions) incident to the performance of, or compliance with, the Company’s obligations under the Registration Rights Agreement.
The Offering is exempt from registration pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) the Securities Act of 1933, as amended (the “Securities Act”). The Shares were not registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.
     The foregoing description of the transaction is qualified in its entirety by reference to the Purchase Agreement and the Registration Rights Agreement, copies of which will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2018.
To the extent that statements contained in this report are not descriptions of historical facts regarding the Company, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor of the Private Securities Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause the Company’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the product research and development process. The Company undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the Company’s business in general, please refer to the Company’s quarterly report on Form 10-Q filed with the Securities and Exchange Commission on August 2, 2018, and its current and future periodic reports filed with the Securities and Exchange Commission.
Item 3.02    Unregistered Sales of Equity Securities.
The information called for by this Item 3.02 is contained in Item 1.01, which is incorporated herein by reference.
Item 8.01    Other Events.
On August 27, 2018, the Company issued a press release announcing that it had closed the Offering. A copy of the press release is attached as Exhibit 99.1 hereto.
On August 23, 2018, the Company issued a press release announcing that it had priced the Offering. A copy of the press release is attached as Exhibit 99.2 hereto.
Item 9.01    Financial Statements and Exhibits.

(d) The following exhibits are filed with this Current Report:

Exhibit No.	Description

99.1	Press Release, dated August 27, 2018, titled “Obalon Therapeutics Announces Closing of $10 Million in Private Placement”
99.2	Press Release, dated August 23, 2018, titled “Obalon Therapeutics to Raise $10 Million in Private Placement”

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2018	OBALON THERAPEUTICS, INC.

	By:	/s/ William Plovanic
William Plovanic
Chief Financial Officer